UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2006

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20928	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 309	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-623-0801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2006, a $30 million Revolving Senior Credit Facility (‘Credit Facility”) between VAALCO Energy’s (the “Company”) Gabon subsidiary, as borrower, and the International Finance Corporation (“IFC”), as Lender, became effective. The Credit Facility will be utilized to finance a portion of the Company’s Avouma and Ebouri development activities. The obligations under the Credit Facility are secured by substantially all of the assets of the Company’s Gabon subsidiary. This Credit Facility replaced the existing term credit facility with the IFC, which was repaid on February 15, 2006. The description of the material terms of the Credit Facility included in Item 2.03 of this Form 8-K is incorporated by reference into this Item.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Credit Facility provides for a revolving credit line in the aggregate principal amount of $30 million.

Borrowings under the Credit Facility bear interest at LIBRO plus 3.5%. The full amount borrowed under the Credit Facility will mature on October 15, 2009. The Company can request an extension of the Credit Facility for a period of up to two years, which extension will be subject to the IFC’s consent.

The obligations under the Credit Facility are secured by a security interest in substantially all of the assets of the Company’s Gabon subsidiary. The obligations under the Credit Facility are further secured by a pledge of 100% of the capital stock of the Company’s Gabon subsidiary held by the Company.

The Credit Facility contains covenants that will limit the ability of the Company’s Gabon subsidiary to, among other things, incur or guarantee additional indebtedness; create liens; pay dividends; and sell assents or merge with another entity. The Credit Facility also requires compliance with the customary financial covenants, including, among others, a minimum interest coverage ratio and a maximum leverage ratio.

Borrowings under the Credit Facility will be used by the Company’s Gabon subsidiary for general corporate purposes, including capital expenditures, working capital and refinancing of existing indebtedness.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Title of Document

10.1	Loan Agreement between VAALCO Gabon (Etame), Inc. and International Finance Corporation Dated June 13, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

February 21, 2006	By:	/s/ W. Russell Scheirman
W. Russell Scheirman President and Chief Financial Officer